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                                                                   Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Capsule Communications, Inc. on Form S-8 of our report dated March 30, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-K of Capsule Communications, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP



Philadelphia, Pennsylvania
May 24, 2001